UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 1, 2007

(Date of earliest event reported)

TECH DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive

Clearwater, Florida, 33760

(Address of principal executive offices)

727-539-7429

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated With Exit or Disposal Activities.

On May 1, 2007, Tech Data Corporation’s (“Tech Data” or the “Company”) Board of Directors approved the exit from our logistics center in Germany (the “Moers logistics center”). The decision to exit this logistics center was made to enable us to capitalize on the long-term synergies of having one logistics center serving Germany, Austria and the Czech Republic and to reduce the Company’s expenses. In connection with the Moers logistics center exit, Tech Data is expanding its logistics center located in Bor, Czech Republic and entering into a sale-leaseback transaction with regard to the Company’s French logistics center. The Company expects the net result of these transactions to be a reduction in our operating expenses and interest expense.

The Company expects to incur severance and facilities-related cash charges associated with the exit of the Moers logistics center. The facilities-related charges are estimated in the range of $8.7 million to $10.5 million to be recognized primarily during our second fiscal quarter. Severance charges, based on the minimum legal requirements in Germany, are estimated to be $3.8 million, although negotiations with the German workers council related to the exit are ongoing. Although the Company believes its estimates are appropriate and reasonable based upon available information, actual results could differ from these estimates.

Forward-Looking Statements

Certain matters discussed in this Form 8-K are forward-looking statements, as described in the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties and actual results could differ materially from those projected. These forward-looking statements regarding future events and the future results of Tech Data Corporation are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially include the following: competition, narrow profit margins, dependence on information systems, acquisitions, exposure to natural disasters, war and terrorism, dependence on independent shipping companies, labor strikes, risk of declines in inventory value, product availability, vendor terms and conditions, loss of significant customers, customer credit exposure, need for liquidity and capital resources; fluctuations in interest rates, foreign currency exchange rates; exposure to foreign markets, changes in income tax and other regulatory legislation, changes in accounting rules and the volatility of our common stock price

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

May 7, 2007	/s/ JEFFERY P. HOWELLS
Jeffery P. Howells
Executive Vice President & Chief Financial Officer
Tech Data Corporation